SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Item 5. Other Events

PPL Energy Supply, LLC and PPL Electric Utilities Corporation Commercial Paper Programs

        PPL Energy Supply, LLC and PPL Electric Utilities Corporation have each determined that, based on their strong current cash positions and anticipated cash flows, they will not need to access the commercial paper markets through at least the end of 2003. Neither company currently has any commercial paper outstanding. As of June 30, 2003, PPL Energy Supply had approximately $205 million of cash and cash equivalents on hand, and PPL Electric Utilities had approximately $60 million of cash and cash equivalents on hand. As a result, PPL Energy Supply and PPL Electric Utilities have each requested Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings to withdraw their ratings for these currently inactive commercial paper programs, effective as of July 9, 2003.

        Certain statements which are contained in this Current Report on Form 8-K with respect to liquidity are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

PPL ENERGY SUPPLY, LLC
By:	/s/ James E. Abel James E. Abel Treasurer

PPL ELECTRIC UTILITIES CORPORATION
By:	/s/ James E. Abel James E. Abel Treasurer

Dated: July 10, 2003